UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 29, 2006
World Financial Network Credit Card Master Note Trust
(Issuer of the Notes)
World Financial Network Credit Card Master Trust
(Issuer of the Collateral Certificate)
WFN Credit Company, LLC
(Depositor to each of the trusts)
(Exact Name of Depositor/Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-113669, 333-60418, 333-60418-01 (Commission File Numbers)	31-1772814 (I.R.S. Employer Identification No.)

220 West Schrock Road, Westerville, Ohio (Address of Principal Executive Offices)	43081 (Zip Code)
(614) 729-5044
(Registrant’s Telephone Number, Including Area Code)
No Change
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change of Servicer or Trustee.
     On September 29, 2006, WFN Credit Company, LLC (the “Depositor”), Chase Bank USA, National Association (the “Resigning Owner Trustee”) and US Bank Trust National Association (the “Successor Owner Trustee”) entered into an Instrument of Resignation, Appointment and Acceptance (the “Agreement”), pursuant to which the Resigning Owner Trustee resigned as Owner Trustee under the Trust Agreement dated as of July 27, 2001 and amended and restated as of August 1, 2001 (as so amended and restated the “Trust Agreement”) by and between the Depositor and the Resigning Owner Trustee, and the Depositor appointed the Successor Owner Trustee to succeed the Resigning Owner Trustee as Owner Trustee under the Trust Agreement and the Successor Owner Trustee so accepted the appointment as Owner Trustee under the Trust Agreement. All capitalized terms not otherwise defined herein are used herein as defined in the Master Indenture, dated as of August 1, 2001 (as may be amended from time to time, the “Indenture”), between World Financial Network Credit Card Master Note Trust (the “Issuing Entity”) and BNY Midwest Trust Company (the “Indenture Trustee”).
     Information Required under Item 1109 of Regulation AB
U.S. Bank Trust National Association
     U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the World Financial Network Credit Card Master Note Trust. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2006, U.S. Bank Trust was acting as owner trustee with respect to over 140 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of credit card-backed securities since 2000. As of June 30, 2006, U.S. Bank Trust was acting as owner trustee on zero issuances of credit card-backed securities.
     The information contemplated by Item 1109(c) through (f) of Regulation AB is set forth below and in the Registration Statement on Form S-3 (file no. 333-133170) filed by the Depositor on April 10, 2006.

Duties and Responsibilities of the Owner Trustee
     The Owner Trustee has agreed to hold in trust, for the Depositor’s use and benefit, the assets transferred to the Issuing Entity under the Transfer and Servicing Agreement, dated as of August 1, 2001 (as may be amended from time to time, the “Transfer and Servicing Agreement”), between the Depositor, World Financial Network National Bank, as Servicer, and the Issuing Entity.
     The Owner Trustee is authorized, but is not obligated, to take all actions required of the Issuing Entity under the Transfer and Servicing Agreement, the Indenture and any Indenture Supplement, or any related agreement. The Owner Trustee will be deemed to have fulfilled its duties and responsibilities under the Trust Agreement or any other related agreement to the extent World Financial Network National Bank has agreed in the Administration Agreement, dated as of August 1, 2001 (the “Administration Agreement”), between the Issuing Entity and World Financial Network National Bank (the “Administrator”), to perform those duties or responsibilities and the Owner Trustee will not be liable for the failure of the Administrator to carry out its obligations under the Administration Agreement.
Limitations on the Owner Trustee’s Liability
     The Owner Trustee will not be liable under the Trust Agreement for any error of judgment made in good faith by a responsible officer of the Owner Trustee.
     The Owner Trustee will also not be liable for any action taken or not taken by the Owner Trustee in accordance with the Depositor’s instructions or the instructions of the Administrator.
     No provision of the Trust Agreement or any related agreement requires the Owner Trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers under the Trust Agreement or any related agreement, if the Owner Trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.
     Under no circumstances will the Owner Trustee be personally liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the Notes.
     The Owner Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement, the due execution hereof by the Depositor or the form, character, genuineness, sufficiency, value or validity of any of the Issuing Entity assets, the Transaction Documents, the Notes or the Transferor Interest, and the Owner Trustee will in no event assume or incur any personal liability, duty, or obligation to any Noteholder, the Depositor, any other Holder of the Transferor Interest or any other person, other than as expressly provided for in the Trust Agreement or as expressly agreed to in the other Transaction Documents.
     The Owner Trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, the Depositor, the Servicer, the Administrator or the

Indenture Trustee or any other person under any of the Transaction Documents or otherwise, and the Owner Trustee will have no obligation or personal liability to perform the obligations of the Issuing Entity under the Transaction Documents, including those that are required to be performed by Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement.
     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement for the Issuing Entity, or to institute, conduct or defend any litigation under the Trust Agreement or otherwise or in relation to any Transaction Document, at the request, order or direction of the Depositor unless the Depositor offers to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee. The right of the Owner Trustee to perform any discretionary act under the Trust Agreement or in any Transaction Document may not be construed as a duty, and the Owner Trustee will only be answerable for its gross negligence, bad faith or willful misconduct in the performance of any discretionary act.
     The Owner Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated by the Trust Agreement. The Owner Trustee will be entitled to obtain advice of counsel (which advice shall be at the Depositor’s expense) to determine whether any action required to be taken pursuant to the Trust Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Depositor will appoint an additional trustee pursuant to the Trust Agreement to proceed with such action.
Resignation or Removal of the Owner Trustee; Eligibility
     The Owner Trustee may resign at any time by giving written notice to the Depositor. Upon receiving notice of the resignation of the Owner Trustee, the Depositor will promptly appoint a successor Owner Trustee. If no successor Owner Trustee has been appointed within 30 days after the Owner Trustee gives notice of its resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Owner Trustee must at all times: (i) be a “bank” within the meaning of the Investment Company Act of 1940, as amended; (ii) be authorized to exercise trust powers; (iii) have a combined capital and surplus of at least $50 million and be subject to the supervision or examination by Federal or state authorities; and (iv) have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB-” by Standard & Poor’s or, if rated by Fitch, at least “BBB-” by Fitch.

     If the Owner Trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the Administrator, or if the Owner Trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the Owner Trustee, then the Depositor may remove the Owner Trustee and appoint a successor Owner Trustee.
     Any resignation or removal of the Owner Trustee will not become effective until the acceptance of appointment of a successor Owner Trustee and payment of all fees and expenses owed to the outgoing Owner Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC as depositor
Dated: October 5, 2006	By:	/s/ Daniel T. Groomes
	Name:	Daniel T. Groomes
	Title:	President